UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 19, 2013

Date of Report

(Date of earliest event reported)

WSFS Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 792-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

WSFS FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01	Other Events

On March 18, 2013, the Registrant made a statement in “Item 3. Legal Proceedings,” on their Form 10-K, that an IRS matter involving a trust for which WSFS Bank acted as trustee remained active. The statement was as follows:

“We previously reported that in September 2012, we received a “30 day letter” from the IRS proposing an approximate $14 million to $18 million adjustment to a 2006 trust tax return relating to a trust for which the Bank is trustee. Subsequently, the IRS delivered a “No Change Report” that indicated the IRS completed its review of the trust’s 2006 tax return and did not propose any changes. The IRS’s decision to end its inquiry into the trust tax return is subject to the Area Director’s approval, which has not yet been issued.”

On March 19, 2013, the Registrant received the Area Director’s approval, and accordingly, the matter is now officially closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date: March 20, 2013	By:	/s/ Stephen A. Fowle
Stephen A. Fowle
Executive Vice President and Chief Financial Officer